Exhibit 99.1

UPDATE ON CORE BUSINESSES SENT YESTERDAY! LINK TO ‘BENZINGA’ INTERVIEW*, AS WELL!! GENIUS BRANDS REVENUE INCREASES 318% FOR THE SECOND QUARTER OF 2021 All Core Business Lines Growing Kartoon Channel! UP Stan Lee’s Superhero Kindergarten UP Rainbow Rangers UP Consumer Products License Revenue UP ChizComm Media UP Apple AppStore and Google Play App Store Viewer Rankings Continue to

Place Kartoon Channel! Above Disney+, Netflix, YouTube Kids, Nickelodeon, and Cartoon Network Shaq’s Garage in Production; to Debut Q2 2022. Rob Gronkowski Joins as

Co - Executive Producer and Signs on to Play Voice of Key Toy Vehicle ‘GRONKMOBILE’ Dear Shareholders, This morning GENIUS BRANDS released its 10Q for Q2, 2021. I am pleased to report that quarterly revenues grew 318% to $2,342,205 compared to $560,679 over the same period last year . Additionally, revenues for the six months ended June 30, 2021, were also up, growing to $3,406,468 compared to $895,418, reflecting a 280% increase over the same period last year. Q2 revenue increased across all key sectors of the Genius Brands business, including:

● Kartoon Channel! ● Licensed Consumer Products ● Animated Series Sales to Domestic Broadcasters ● Animated Series Sales to International Broadcasters ● Children’s Media Buying (ChizComm/Beacon) This occurred as we grew the company owned animation catalogue to 566 EPISODES of animated programs . The company’s Cash Position remains extremely strong with over $139 million dollars in cash and marketable securities . The company has ZERO debt. Our cash position and debt - free balance sheet places Genius Brands in the strongest possible position to drive success across our 6 tentpole businesses (below), as well as to fund contemplated acquisitions which are expected to add revenue and asset value to continue fueling the company’s growth. The data points of this last quarter, and the catalysts now in place across the 6 businesses show the strong momentum we are experiencing. We are confident that we can continue to drive substantial revenue growth through the rest of the year. Let’s look into each one of the company’s tentpole businesses, and their performance this last quarter. Tentpole #1 Kartoon Channel!

It has been 14 months since we launched Kartoon Channel!, which we described as ‘like a Netflix for kids, but free’ . We are confident that we are on that path toward channel success and value creation . QUARTER OVER QUARTER GROWTH: ● Unique Users : UP 909% to over TWENTY ONE MILLION* ● Hours Watched: UP 1822.9% ● Views/Free Plays: UP 512% ● Ad Impressions: UP : 243.1% ● Revenue: UP 463.9% *( 21,146,539 users in Q2, from 2,094,914 in Q1. These include distribution of the Kartoon Channel! application across Kartoon Channel!. Data is sourced from platforms including but not limited to Apple iOS, Apple TV, Android TV, Android Mobile, Amazon Fire,

Amazon Prime, Roku, YouTube, Samsung Smart TV, LG Smart TV, among others) Perhaps most importantly, user rankings from thousands of independent viewers in both the APPLE app store and in the GOOGLE PLAY app store, now rank Kartoon Channel!: ● above Netflix ● above Disney+ ● above YouTube Kids ● above Nickelodeon ● above Cartoon Network android
User Rankings in the
Google/Android App Store
Kartoon Channel 4.8
Netflix 4.4
Disney+ 4.3
YouTube Kids 4.3
Cartoon Network 3.7
Nickelodeon 3.4

Kartoon Channel! momentum has continued to increase through Q2 (and after) including instances of *quadruple-digit growth* on some platforms (below).

1. Week-over-Week increase in Roku App Store downloads: ***+3078%*** (week of 7/26-8/1)
2. Week-over-Week increase in Google Play Store downloads: ***+1174%*** (week of 7/26-8/1))
3. Week-over-week increase in On-app Consumption Per unique user: +35% (week of 7/26-8/1)
4. Kartoon Channel!/Superhero Kindergarten marketing campaign clickthrough rate on Facebook and Instagram, has been 93%, whereas the industry standard clickthrough rate is 60%.

We believe that the Mission Statement of “content with a purpose,” driven by parental co-viewing and the engine of ‘*STAN LEE’S SUPERHERO KINDERGARTEN, STARRING ARNOLD SCHWARZENEGGER*’, with new episodes released every Friday this last Quarter, is now resonating with our audience.

<u>EPISODES OF CONTENT</u>
<u>UNDER LICENSE - *UP*</u>

At the end of Q2, KARTOON CHANNEL! had over 2,966 half hour episodes under license, as opposed to 2,520 episodes under license at the end of Q1.
From these episodes, **LOU FAZIO**, Kartoon Channel! Senior Strategy Advisor of Programming,
(former Executive Director of Programming and Acquisitions of Disney/ABC Networks),
curates schedule and programming for the channel. We exhibit many of the most popular shows in children's television. They range from *STAN LEE'S SUPERHERO KINDERGARTEN*, to the timeless classic *SCOOBY-DOO*. We seek out and license top performing programs from studios like Warner Bros., to toy companies like Hasbro, to independent producers.

On September 14, we will be launching our *second original series*, ***KC! POP QUIZ***, hosted by teen sensation and influencer **Casey Simpson**, with over 12 million followers across social media.


KC!
POP
QUIZ
hosted by
CASEY SIMPSON
GETTING SCHOOLED
HAS NEVER BEEN
SO MUCH FUN!
KARTOON
channel!

Kids <u>*love*</u> trivia, and *KC! POP QUIZ* is a fast-paced trivia show with cool prizes for kids. We describe it as *'Jeopardy meets HQ Trivia'.*

ADVERTISERS ON KARTOON CHANNEL! IN Q2, 2021 Advertisers on Kartoon Channel! in Q2, 2021 included: Additionally, Kartoon Channel! has continued to attract top companies, such as Chuck E. Cheese for promotions, such as our ‘Christmas in July ’ last month.

We will continue to market the story of Kartoon Channel!, as a destination for the best in children’s content, that is SAFE, FAMILY FRIENDLY and FREE. We expect Kartoon Channel!’s robust growth to continue, as we continue to market the channel and license proven content as well as exciting original new programs.

Tentpole #2 RAINBOW RANGERS RAINBOW RANGERS IS A HIT. During Q2, we have seen markedly increased demand from broadcasters for the series. As a result, Genius has licensed Rainbow Rangers to multiple major streaming services and broadcasters worldwide creating broad exposure globally, which in turn creates brand awareness for the consumer products program. While we are keeping the upcoming Season 3 to be exclusive to ‘Kartoon Channel!’, Rainbow Rangers has been additionally licensed to the premiere streaming services in the industry including: ● Netflix ● Amazon Prime Video Direct

● HBO Max ● Paramount+ (starting this Wednesday, August 18. Season 2 will broadcast on July 13, 2022)) ● Nickelodeon Rainbow Rangers has been performing well on all of the channels where it airs, with now over 7 million minutes of Rainbow Rangers having been streamed on Amazon Prime* alone, while continuously being a top performer on Netflix’s ‘ Girls Take the Lead ” / “ Everyone’s Watching ” / “ Exciting TV Shows ” (Netflix kids home page). Meanwhile Rainbow Rangers Season 3 is in production, and episodes will begin delivery to Kartoon Channel! in February 2022. Led by Emmy - winning director Mike Maliani, who also produced the mega - hit Strawberry Shortcake , the new season will draw from the ‘ Strawberry Shortcake playbook ’ where billions of dollars of toys and consumer products were sold based on strawberry - scenting of the products. [ Rainbow Rangers is about 7 girls who live on the other side of the rainbow and protect the earth and its animals. In Season 3, they will each learn of their special powers connecting them now to their namesake scents (Rosie Red, Mandy Orange, etc.). We are excited about adding scent to the product line and believe it will drive incremental sales of Rainbow Rangers products.] RAINBOW RANGERS TOYS AND CONSUMER PRODUCTS Though the original toy line began with Mattel, we have moved the toy license to NEVER WRONG TOYS, one of the largest toy manufacturers in China.

Never Wrong Toys will launch a broad line of toys and role - playing figures in Q2 2022. We are confident that other key licensees of Rainbow Rangers , some of which are already in the marketplace, will take the opportunity generated by the new toy program and the new season of episodes to launch their products. (For a quick peak to see what Season 3 is going to look like, and the l i nk arrival of scented products, see the at the end of this newsletter.) Tentpole #3 STAN LEE’S SUPERHERO KINDERGARTEN starring Arnold Schwarzenegger

Stan Lee’s Superhero Kindergarten (SLSHK), starring Arnold Schwarzenegger, now in its 15 th week of broadcast has had over 52 MILLION VIEWS, averaging over 3.46 million views per episode. It is hard to overstate the significance of such a large number of views per episode for an animated series. When one remembers that The Simpsons averages about 3.1 million views per episode (notwithstanding the fact that it is on linear television, versus streaming), one can appreciate the magnitude of this viewership. We have aggressively promoted the series across all platforms including YouTube, and it has paid off in terms of viewership numbers. Superhero Kindergarten has been the driving engine behind the growth of Kartoon Channel! this last quarter.*

*In fact, of the OVER 2,000 half hour programs on Kartoon Channel!, ALL OF THE TOP TEN MOST VIEWED SHOWS , were different episodes of Stan Lee’s Superhero Kindergarten.) The voice of Arnold Schwarzenegger is iconic, but Arnold’s promotion across his social media has been equally invaluable as has the Stan Lee social media platforms. Arnold has had multiple guest appearances on both daytime and late - night TV, to promote the show and there are more in store as we launch Season 2. Written by Steven Banks, former Head Writer of SpongeBob SquarePants , SLSHK has brought a large amount of parental co - viewing to the table, increasing not only viewership but downloads of the Kartoon Channel! streaming app . Stan Lee’s Superhero Kindergarten is not only a smart and witty series, but it also brings positive lessons to kids regarding health, exercise, nutrition, teamwork, anti - bullying , and inclusivity (a quick peak from the fun of next week’s upcoming episode, is linked at bottom of this letter). Tentpole #4 SHAQ’S GARAGE

In Q2 2021 Shaq’s Garage began production, and will initially air exclusively on Kartoon Channel! in Q2 2022. The big news is that Rob Gronkowski has joined both as Co - Executive Producer and Voice artist, playing the voice of the ‘Gronkmobile’ !!! We expect this to become a much - desired toy item in the Shaq’s Garage collection.

SHAQ’S GARAGE is our 2 nd original animated series produced exclusively for initial distribution on Kartoon Channel!. Because of the high awareness and appeal of Shaquille O’Neal, we are hopeful its impact will be no less than that of Superhero Kindergarten . We are in discussions with other celebrities to join not only Shaquille, but NFL superstar, Rob Gronkowski, in the voice cast of this series. Along with Rob and each celebrity, comes his or her unique audience and millions of followers on social media. Shaq’s Garage was developed by Academy Award winning writer Joel Cohen ( Pixar’s TOY STORY ). Much like in Toy Story , having toys come to life is exactly what Shaq’s Garage is about .

Genius Brands and our “Team Shaq” partner Authentic Brands Group LLC are squarely targeting the kid’s vehicle category , currently dominated by Mattel’s Hot Wheels’ – a $1 billion/year business. It is no small coincidence tha t KERRY PHELAN , who recently joined us as EVP & General Manager of Global Franchise Management, previously ran consumer product licensing at PIXAR, and the entire CARS licensing program ( the original CARS program did over $8 billion dollars in retail sales, generating hundreds of millions of dollars of royalty income). We believe in Shaquille and the people around him, as a marketing force, and look forward to Shaq’s Garage entering both the entertainment and consumer marketplace. Tentpole #5

CHIZCOMM / BEACON MEDIA Q2, 2021 has been the first full quarter of reporting for ChizComm/Beacon Media as a unit of Genius Brands, earning commissions on over 5 million dollars of billings in what is traditionally the softest quarter of the year. ChizComm/Beacon Media is the largest kids marketing and media buying service in North America . It is also the largest kids’ client of Nickelodeon, Cartoon Network, and Disney . They are focused exclusively on kids and have over 30 of the largest and most important toy companies in the industry . Despite, the supply chain disruption across the entire toy industry*, ChizComm still made money this quarter, and is forecasting gains for the year. They have skillfully managed their business to minimize fallout from the supply chain problems of the global pandemic effecting the entire toy industry. Additionally, subsequent to the closing of Q2, ChizComm gained three material new clients, and we expect to see the impact of this in the 4 th QTR of this year. As Genius grows, ChizComm skilfully led by founder Harold Chizick, will continue to be an essential piece of the Genius ecosystem . * the dash to get toy factories running again was immediately met by bottlenecks in several areas, including the availability of containers, trucks, trains, ships, and dock space at the ports, notably Yantian, which is the port that serves Shenzhen where the toy industry is centered. When paired with insatiable consumer demand for new products — the U.S. toy industry sales spiked 27% in the first four months of this year, but virtually every toy company reported being late and/or missing shipments. Tentpole #6 STAN LEE UNIVERSE and STAN LEE CENTENNIAL The great Stan Lee is a name no less precious than that of Walt Disney, Jim Henson, JK Rowling, or a George Lucas. In fact, Stan Lee has created more billion - dollar brands than all of the others, combined, including Spider - Man, Iron Man, the Incredible Hulk, Captain America, Black Panther, Guardians of the Galaxy, Thor, X - Men, and the Avengers, among others. When Stan passed away, he left a ‘book’ with over 150 of his ideas and creations subsequent to the time he left Marvel. Genius Brands is fortunate to be the steward of not only that precious treasure chest, but also the name , physical likeness , signature , consumer products , and IP (post Marvel and going forward), of all things Stan Lee.

To run this business for us, we brought on MICHAEL USLAN, a legend in his own right. Michael was not only a close friend and confidante of Stan Lee, but himself was the Originator and Executive Producer of the Batman movie franchise from 1989’s Batman through The Dark Knight trilogy to The Joker and 2022’s The Batman . In addition, he was an Executive Producer of the Lego Batman Movie , and the animated feature film Batman: Mask of the Phantasm . Michael is a ‘comic book guru’, sits on the board of Comic Con San Diego, and today he is: CREATIVE DIRECTOR of STAN LEE UNIVERSE.

Concurrent with the upcoming Centennial anniversary of Stan’s birth, Dec 28, 2022, we are launching Stan Lee Universe . Faithful to Stan’s spirit and with a number of characters created form ‘the book’, Michael has developed this with his creative team and, here in his own words, is a ‘peek’ into what is coming…

Through the operations of our 6 tentpole businesses, we are proud to see fruits now in this most recent Quarter starting to appear. We are not seeking to become the next Walt Disney Company, the next Netflix, nor the next Amazon. However, like the Walt Disney Company we build animated content . Like Netflix, we stream content , and we license consumer products based on characters and brands on Amazon. What we are seeking , is to become the best producer, streamer, and licensor, of animated content for children anywhere . If you want to build the next children’s entertainment powerhouse, you need to start with the best executives and creatives in Hollywood. More often than not, those people come from within the Walt Disney Company, or they came from companies that were ultimately acquired by the Walt Disney Company. Many of these individuals are among the executives who are leading Genius Brands today, and whose track record and accomplishments place them at the very top of our industry.

Margaret Loesch Executive Chair of Kartoon Channel! (Former CEO of Marvel Entertainment, CEO of Henson Television, CEO and Founder of FOX Kids) “ We are seeking to build Kartoon Channel! into the most successful children’s program service in the world today, and we are doing so by producing and acquiring, what we believe are the best and most competitive children’s programs in the world today .”

David Neuman Chief Content Officer of Kartoon Channel! (Former President of Walt Disney Television) “If you want to build the best content platform you must hire the most talented writers, who have the best ideas and who can ultimately tell the best stories to attract and excite our viewers .”

Lou Fazio Senior Strategy Advisor, Programming and Acquisitions of Kartoon Channel! (Former Executive Director of Programming and Acquisitions of Disney/ABC Networks) “Kids are the early adaptors of every new technology and idea. Programming for children requires more than being open to new and fresh ideas… we need to seek them out, not just in the U.S but across the world, and that is what we are doing.”

Kerry Phelan EVP & General Manager of Global Franchise Management (Former Head of Global Consumer Products and Retail Marketing for Lucasfilm ( Star Wars ), Vice President of Consumer Products for PIXAR ( Cars ), EVP of Consumer Products for DreamWorks Animation ( Shrek, Trolls, Madagascar, Kung Fu Panda, How to Train Your Dragon ) “Whether it is STAR WARS, CARS, or SHREK, licensed products are driven by the consumer’s deep affinity with the show’s stories & characters. Today at Genius Brands, stories of both excellence and purpose are being carefully crafted to be highly engaging and connect with children all over the world."

Dr. Cynthia Turner - Graham During Q2, Cynthia Turner - Graham, MD, joined our Board of Directors. Dr. Turner - Graham, a board - certified psychiatrist and Distinguished Life Fellow of the American Psychiatric Association, who brings over 30 years of experience in the healthcare industry as a practicing psychiatrist, and has devoted her life to community health where she is a recognized national leader. “I am committed to supporting Genius Brands’ mission of creating programming for children with a purpose. Indeed, the fate of our country is in the hands of the next generation, who will need nation and community - building tools to make our communities places of harmony and civility. As a psychiatrist for more than 30 years, I’m honored to be part of this enterprising and forward - looking company.”

Q2, 2021 has been strong. We have every expectation to see continued growth across our tentpole businesses, as well as those yet unannounced. The team at Genius Brands is focused on creating high quality, and enduring content for our audience of children worldwide. We are equally focused on creating enduring value for our shareholders. Sincerely, Andy Heyward Chairman & CEO Genius Brands International, Inc. As promised, please enjoy a sneak preview of Rainbow Rangers Season 3...

...and a "sneak clip" from the next episode of Stan Lee's Superhero Kindergarten . Forward Looking Statements: Certain statements in this press release constitute "forward - looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward - looking statements. While the Company believes these forward - looking statements are reasonable, undue reliance should not be placed on any such forward - looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third - party production and animation studios; our ability to market and advertise our products; our reliance on third - parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10 - K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.